                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Courier Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                               COURIER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 20, 2000

To the Stockholders of
 COURIER CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of COURIER CORPORATION (the "Corporation") will be held at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, at ll:00 A.M. on Thursday, January 20, 2000 for the following purposes:

         1. To elect three Class B Directors to hold office for a term of three years and until their respective successors shall be elected and shall have qualified;

         2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Corporation for the current fiscal year ending September 30, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 22, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                        By order of the Board of Directors,

                                        F. BEIRNE LOVELY, JR., CLERK

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 10, 1999

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 20, 2000

                             NATURE OF SOLICITATION

         This Proxy Statement is furnished in connection with and accompanies a Proxy for and Notice of Annual Meeting of Stockholders (the "Notice") of Courier Corporation (the "Corporation" or "Courier"), to be held January 20, 2000 at ll:00 A.M. at the Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts, for the purposes set forth in said Notice. The solicitation is made on behalf of the Board of Directors of the Corporation.

         This Proxy Statement and the accompanying Notice and Proxy Card (the "Proxy") are first being sent to stockholders on or about December 10, 1999. The Board of Directors has fixed the close of business on November 22, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

         The cost of preparing, assembling and mailing the Proxy and Notice and this Proxy Statement and of soliciting Proxies is to be borne by the Corporation. In addition to the use of the mails, solicitation may be made by telephone and personally by employees and Directors of the Corporation. Corporate Investor Communications, Inc. has been hired by the Corporation to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise, at a fee of approximately $3,500. The Corporation will also bear the expense of banks, brokers and other fiduciaries or nominees who may forward Proxies and proxy material to beneficial owners of shares held of record by such holders of record.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it prior to the exercise of the powers conveyed by it by filing with the Clerk of the Corporation a written revocation or duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Unless a Proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or at any adjournment thereof in the manner hereinafter described.

         The Annual Report of the Corporation for the fiscal year ended September 25, 1999 including financial statements for the fiscal year ended September 25, 1999, is being mailed to stockholders concurrently with this Proxy Statement.

                                VOTING SECURITIES

         As of the Record Date, the securities outstanding and entitled to vote at the Annual Meeting consist of 3,258,104 shares of Common Stock, par value $1 per share, of the Corporation (the "Common Stock"). Only holders of record at the close of business on November 22, 1999 will be entitled to vote at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share held. A majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting constitutes a quorum for the meeting (1,629,053 shares). Abstentions and broker non-votes shall be counted in determining the number of shares present at the meeting.

         A plurality of votes properly cast for the election of Directors by stockholders attending the meeting in person or by proxy will elect Directors to office. A majority of votes properly cast at the meeting is required for approval of other matters presented at the meeting, unless a larger vote is required by law, or by the Corporation's Articles of Organization or By-Laws. Abstentions and broker non-votes will not be counted as votes cast at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 22, 1999, the ownership of Common Stock of the Corporation by each Director, by each executive officer named in the Summary Compensation Table below (each a "Named Executive Officer"), by all Directors and executive officers of the Corporation as a group, and by any person or group known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned by each person and entity is determined according to the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of November 22, 1999 through the exercise of an option or similar right. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity.

                                                     Number of Shares
                                                      Beneficially                    % of Shares
                Name                                 Owned (1)(2)(3)                  Outstanding
                ----                                 ---------------                  -----------


         James F. Conway III                                  345,225  (4)            10.5%
         Kathleen Foley Curley                                  4,650                  0.1%
         Richard K. Donahue                                    16,800                  0.5%
         Edward J. Hoff                                       101,586                  3.2%
         Arnold S. Lerner                                      11,577  (5)             0.4%
         Charles E. Otto                                       12,600                  0.4%
         W. Nicholas Thorndike                                 24,900                  1.0%
         George Q. Nichols                                     16,306                  1.0%
         Robert P. Story, Jr.                                  81,748  (6)             2.5%
         Thomas G. Osenton                                     45,690                  1.4%
         Peter M. Folger                                       14,291                  0.4%
         All Directors and Executive Officers
           as a Group (11 persons)                            675,373                 19.8%
         Courier Employee Stock Ownership Plan                177,181  (7)             5.4%
         The Killen Group, Inc.                               217,693  (8)             6.7%
         T. Rowe Price Associates, Inc.                       234,000  (9)             7.2%
         Kennedy Capital Management                           173,300 (10)             5.3%



(1) The information concerning the amount of Common Stock of the Corporation beneficially owned by each of the Directors and executive officers was furnished to the Corporation by each such Director or executive officer.

(2) Includes shares subject to options exercisable within sixty days as follows: Mr. Conway, 28,000; Ms. Curley, 1,600; Mr. Donahue, 13,800; Mr. Hoff, 21,600; Mr. Otto, 9,000; Mr. Thorndike, 4,800; Mr. Story, 24,242; Mr. Osenton,
39,882; Mr. Folger, 8,140; and all Directors and executive officers as a group, 154,964. For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group.

(3) Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan (the "ESOP") as follows: Mr. Conway, 2,444; Mr. Nichols, 2,628; Mr. Story, 1,739; Mr. Osenton, 308; and Mr. Folger, 1,126.

(4) Includes 174,226 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares. Mr. Conway's address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(5) Includes 1,500 shares owned by Mr. Lerner's wife and 7,500 shares owned by Mr. Lerner's adult children, as to which shares Mr. Lerner disclaims beneficial ownership.

(6) Includes 1,200 shares owned by Mr. Story's wife, as to which shares Mr. Story disclaims beneficial ownership.

(7) Includes 8,245 shares allocated to individual ESOP accounts for Named Executive Officers. See (3). Boston Safe Deposit and Trust Company is the trustee under the trust agreement relating to the ESOP. The ESOP's address is c/o the Corporation, 15 Wellman Avenue, North Chelmsford, MA 01863.

(8) Based upon information provided by The Killen Group, Inc. ("Killen Group") as of November 22, 1999. Killen Group is an investment adviser with sole voting and investment power as to 124,815 of these shares. The clients of Killen Group exercise sole voting and investment power as to the remaining 92,878 shares held in the portfolios. The address for Killen Group is 1189 Lancaster Avenue, Berwyn, PA 19312.

(9) Based upon information provided by T. Rowe Price Associates, Inc. as of November 22, 1999. These shares are owned by T. Rowe Price Small Cap Value Fund, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(10) Based upon information provided by Kennedy Capital Management ("Kennedy Capital") as of November 22, 1999. Kennedy Capital is an investment adviser with sole investment and voting power as to all of the 173,300 shares held in their portfolios. The address for Kennedy Capital is 10829 Olive Boulevard, St.
Louis, Missouri 63141.

                          ITEM 1: ELECTION OF DIRECTORS

         Pursuant to the By-Laws, the Corporation's directorships are divided into three classes, consisting of Class A, Class B and Class C Directors. The term of each directorship is three years and the terms of the three classes are staggered in such a manner that only one class is elected in any one year. Three Class B Directors are to be elected at the 2000 Annual Meeting. Each of the three Class B Directors will serve until the 2003 Annual Meeting and until his or her successor shall have been elected and shall have qualified or until his or her earlier death, incapacity, resignation or removal. It is proposed that Proxies not limited to the contrary will be voted to elect James F. Conway III,
W. Nicholas Thorndike and Kathleen Foley Curley as Class B Directors. Messrs. Conway and Thorndike and Ms. Curley are presently Class B Directors having terms expiring at the 2000 Annual Meeting. If some unexpected occurrence should make necessary, in the judgement of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the Proxy to vote for the election of such other person as may be designated by the Board of Directors.

         Messrs. Conway and Thorndike and Ms. Curley were previously elected by the stockholders.

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

JAMES F. CONWAY III -- Mr. Conway, age 47, has been a Director of the Corporation since 1988. Mr. Conway was elected Chairman of the Corporation on September 22, 1994 and continues as President and Chief Executive Officer. He had been Acting Chairman, President and Chief Executive Officer since December 1992, and President and Chief Operating Officer from 1988 to 1992. He is a Director of Enterprise Bank and Trust Company. If elected, Mr. Conway will serve as a Class B Director until the 2003 Annual Meeting.

W. NICHOLAS THORNDIKE -- Mr. Thorndike, age 66, has been a Director of the Corporation since 1989. He serves as a Corporate Director or Trustee of a number of organizations, including Bradley Real Estate, Inc., Providence Journal Company, Eastern Utilities Associates, The Putnam Funds and Cabot Industrial. He has also served as a Trustee of Massachusetts General Hospital from 1969 to 1999 and now serves as Honorary Trustee, and was the Chairman of the Board from 1987 to 1992 and President from 1992 to 1994. Until December 1988, he was Chairman and Managing Partner of Wellington Management Company. If elected, Mr. Thorndike will serve as a Class B Director until the 2003 Annual Meeting.

KATHLEEN FOLEY CURLEY -- Ms. Curley, age 48, has been a Director of the Corporation since February 1995. She has been Director of Research at Lotus Institute since 1996. She was an Associate Professor at Northeastern University College of Business Administration in Management Information Systems between 1986 and 1997. Prior to her association with Northeastern University, she was a visiting scholar at MIT Center for Information Systems Research and an instructor at the Harvard Graduate School of Business Administration. Ms. Curley is a Director and member of the Board of Trustees of Arthur D. Little, School of Management. If elected, Ms. Curley will serve as a Class B Director until the 2003 Annual Meeting.

DIRECTORS CONTINUING IN OFFICE

         The following persons are incumbent Directors and have unexpired terms as Class A and Class C Directors as indicated.

RICHARD K. DONAHUE -- Mr. Donahue, age 72, has been a Director of the Corporation since June 1995. He is Vice Chairman of NIKE, Inc. of Beaverton, Oregon and a member of the NIKE Board of Directors since 1977. He previously served as President and Chief Operating Officer of NIKE, Inc. from 1990 to 1994. He is a partner in the law firm of Donahue & Donahue. Mr. Donahue was previously elected as a Class A Director to serve until the 2002 Annual Meeting.

EDWARD J. HOFF -- Mr. Hoff, age 44, has been a Director of the Corporation since 1989. He is President of Leadership Development Inc., a management development firm, since 1998. He is a Partner at The Center for Executive Development since 1992. Mr. Hoff was previously elected as a Class A Director to serve until the 2002 Annual Meeting.

ROBERT P. STORY, JR. -- Mr. Story, age 48, has been a Director of the Corporation since February 1995. He is Senior Vice President and Chief Financial Officer of Courier Corporation as well as Director of Courier's book manufacturing operations. He joined Courier in 1986 as Vice President and Treasurer and was elected Senior Vice President and Chief Financial Officer in April 1989. Mr. Story was previously elected as a Class A Director to serve until the 2002 Annual Meeting.

ARNOLD S. LERNER -- Mr. Lerner, age 69, has been a Director of the Corporation since 1989. He is a partner in six radio stations in the Northeast and a Director, Vice Chairman and Clerk of Enterprise Bank and Trust Company. Mr. Lerner was previously elected as a Class C Director to serve until the 2001 Annual Meeting.

CHARLES E. OTTO -- Mr. Otto, age 58, has been a Director of the Corporation since 1987. He is a consultant and a retired Corporate Officer and Senior Vice President, Field Operations, United States Marketing Group of Xerox Corporation. Mr. Otto was previously elected as a Class C Director to serve until the 2001 Annual Meeting.

GEORGE Q. NICHOLS -- Mr. Nichols, age 70, has been a Director of the Corporation since March 1995. He is Senior Vice President of Courier Corporation and President of National Publishing Company, a wholly-owned subsidiary of Courier Corporation. He has held this position since 1976. Mr. Nichols was previously elected as a Class C Director to serve until the 2001 Annual Meeting.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation held a total of 10 meetings during the fiscal year ended September 25, 1999.

         The Board of Directors has an Audit and Finance Committee and a Compensation and Management Development Committee. The Corporation has no Nominating Committee.

         The Audit and Finance Committee (the "Audit Committee") consists of Messrs. Donahue, Hoff, Lerner, Otto and Thorndike, and Ms. Curley, with Mr. Lerner serving as Chairman. The functions of the Audit Committee include recommendation of independent public accountants for the Corporation; consultation with the Corporation's independent public accountants regarding the plan of audit; review, in consultation with the independent public accountants, of their report of audit and accompanying management letter; review of reports and recommendations of the Corporation's internal auditor; and consultation with the independent public accountants regarding the adequacy of internal accounting controls. The Audit Committee held two formal meetings during the last fiscal year. A part of each meeting was held with representatives of the Corporation's independent public accountants outside of the presence of management.

         The Compensation and Management Development Committee (the "Compensation Committee") consists of Messrs. Donahue, Hoff, Lerner, Otto and Thorndike, and Ms. Curley, with Mr. Hoff serving as Chairman of the Committee. The Compensation Committee administers the Company's executive compensation programs and approves the compensation of executive officers. The Compensation Committee held two formal meetings during the last fiscal year.

         Each Director attended at least 75% of the total number of meetings held by the Board of Directors and any committees on which he or she served during fiscal year 1999, with the exception of Edward J. Hoff, who attended an aggregate of 7 of 12 Board and committee meetings.

DIRECTORS' COMPENSATION

         The Corporation pays its non-employee Directors (Messrs. Donahue, Hoff, Lerner, Otto and Thorndike and Ms. Curley) an annual retainer of $16,000 and meeting fees of $1,000 per meeting of the Board of Directors and $800 per meeting for any committee meetings of the Board of Directors attended. The Corporation pays annual retainer fees to non-employee Directors who serve as Chairmen of committees of the Board of Directors as follows: Compensation Committee, $10,000 and Audit Committee, $5,000. Non-employee Directors are allowed, at their election, to receive all or one-half of their annual retainer fees for services as Directors and as Chairmen of Committees in the form of stock options pursuant to the Deferred Income Plan discussed below.

1989 DEFERRED INCOME STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The 1989 Deferred Income Stock Option Plan for Non-Employee Directors (the "Deferred Income Plan") provides for the issuance of stock options for shares of the Corporation's Common Stock to each non-employee Director of the Corporation who elects to receive such options in lieu of 50 percent or 100 percent of each annual retainer receivable by him or her for services as a Director and as a Chairman of a Committee of the Board of Directors. Elections under the Deferred Income Plan may be made only as to compensation paid for services rendered six months after the date of the election. Options are granted on the first day of each fiscal year, or in the case of a newly elected

Director, on the first day of the seventh month after his or her election to participate (the "Grant Date") or on the effective date of any retainer increase.

         The per share exercise price for each option granted pursuant to the Deferred Income Plan is $5 less than the average of the closing sales price per share of Common Stock for the five consecutive trading days next preceding the Grant Date of the option, but in no event less than $1 per share. The exercise price is payable in cash, or in shares of Common Stock, or a combination of the two. The number of shares of Common Stock for which options will be granted to a participating Director as of any Grant Date is one-fifth of the dollar amount by which his or her stipend is reduced on account of his or her election to participate in the Deferred Income Plan.

         Each option granted under the Deferred Income Plan is exercisable on and after its Grant Date to the extent of 25% of the total number of shares subject to the option. Provided that the optionee is then serving as a Director, an option becomes exercisable as to an additional 25% of the shares subject to the option on and after each January 1, April 1 and July 1 next following its Grant Date. Each option granted under the Deferred Income Plan expires five years after its Grant Date. Unexpired options held by a participating Director at the termination of his or her service as a Director may be exercised, to the extent they had become exercisable before such termination, within three months after the date of such termination. Unexpired options held by a participating Director at his or her death may be exercised within one year after his or her death by his or her personal representative, to the extent they had become exercisable before his or her death.

         The Board of Directors has no authority under the Deferred Income Plan to select optionees or to set the number of shares covered by an option or the exercise price of an option, but subject to the foregoing limitations the Board may administer and construe the Deferred Income Plan and the stock option agreements pursuant to the Deferred Income Plan. On November 5, 1998, the Board of Directors voted to extend the term of the plan indefinitely and received approval from the shareholders at the 1999 Annual Meeting.

         Of the six persons currently eligible to participate in the Deferred Income Plan, Messrs. Donahue, Hoff, Lerner, Otto and Thorndike and Ms. Curley have elected to participate. Options for 3,200 shares to each of Messrs. Donahue, Otto and Thorndike and Ms. Curley, and for 5,200 shares to Mr. Hoff were granted on October 1, 1998 at an exercise price of $15.75 per share.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee ("the Committee") is comprised entirely of non-employee, independent members of the Board of Directors. It is the responsibility of the Committee to review the performance and set the compensation of the Chief Executive Officer; and to review and approve all compensation arrangements for executive officers, including cash compensation, stock awards, employment/severance agreements and special benefits, where applicable. Actions by the Committee are periodically reported to and, in appropriate cases, ratified by the Board.

         The Committee approved the Executive Compensation Program in 1994 for all executives, and the program was continued in 1999. An independent compensation consultant was retained to assist the Corporation in evaluating the Executive Compensation Program to ensure it continued to match directly the strategy and organizational focus that the Corporation has established for achieving competitive success, higher profits and maximizing shareholder returns.

PHILOSOPHY

         The Executive Compensation Program is designed to:

         - attract and retain high quality management talent and to motivate them to build and sustain value for shareholders,

         - provide aggregate compensation opportunities that, when performance goals are achieved, will be comparable to those provided by other companies with revenues and operating characteristics similar to the Corporation, and

         - establish for employees in management positions a significant risk/reward compensation structure through incentive pay plans.

EXECUTIVE COMPENSATION PROGRAM

         The executive compensation program consists of four compensation components that together comprise a total compensation amount established for each executive officer. In determining total compensation amounts, the Corporation reviews compensation survey data of other companies of a similar revenue size, in similar markets as the Corporation, and in regional areas in which the Corporation competes for executive talent. There is no special attempt to set total compensation of executive officers to particular levels (e.g., median, salary midpoint, etc.) within the survey data. It is the opinion of the Committee that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with other executive officers in companies with similar size and characteristics.

         Total compensation is comprised of base salary, an annual cash bonus, a long-term stock incentive, and a long-term performance incentive.

         Base Salary - Increases in base salaries for fiscal 1999 ranged from 4% to 15% for executive officers.

         Annual Cash Bonus - The Committee approves annual cash bonus targets and the performance targets upon which the bonus will be earned by executive officers at the beginning of the fiscal year. At least one-third of the annual cash bonus for all executive officers is based upon the achievement of corporate earnings targets. Some executive officers may also have a portion of their annual cash bonus based upon achievement of individual business unit earnings targets. If the annual cash bonus is based on both corporate and individual business unit earnings, the weighting given to the corporate measure ranges from 34% to 50% depending upon the position of the executive officer; the weighting given to the individual business unit measures, therefore, ranges from 50% to 66%. No annual cash bonus is earned unless minimum earnings thresholds are achieved. The maximum that may be earned is 200% of the annual cash bonus target when earnings targets are exceeded by specified amounts.

         In 1999, the corporate earnings target was exceeded. All executives earned 175% of the portion of their annual cash bonus which was based upon the corporate earnings measure. Executive officers earned from 0% to 200% of the portion of their annual cash bonus based on individual business unit earnings.

         Long-Term Stock Incentive - The Long-Term Stock Incentive represents a value, in terms of compensation, which is earned by executives through a combination of a stock option award and a cash award based upon Total Shareholder Return (TSR). The Committee believes that stock options and awards based on TSR are a valuable method of tying executives' performance to the creation of shareholder value over the long-term since the full benefit of the total compensation package cannot be realized unless an appreciation in the price of Common Stock of the Corporation occurs over a number of years. Stock options for fiscal 1999 were awarded at the end of fiscal 1998. The stock option awards, which vest over a three-year period, were granted to executive officers with an option exercise price equal to the fair market value, except in the case of the Chief Executive Officer's award which was 110% of the fair market value, of the Corporation's Common Stock as of the date of the awards. The Committee believes in encouraging share ownership by executives. Therefore, the number of shares and/or options currently held by executive officers is not a factor in determining individual option awards.

          The portion of the executive officers' Long-Term Stock Incentive which is comprised of a cash award may be earned over a period of time up to 5 years based upon the Corporation meeting or exceeding its peer group TSR. A portion of the award may be earned annually based upon achieving an annual TSR measure; and beginning with the third through fifth year, up to the full award may be earned based upon achieving a cumulative TSR measure. Awards are paid following the close of the fiscal year in which they are earned. Any unearned portion of the award after five years is forfeited. In 1999, Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group; and Courier Corporation's one-year total shareholder return exceeded the one-year total shareholder return of its peer group. Executives earned the remaining 50% of their cash award potential under the fiscal 1997 Long-Term Stock Incentive (the other 50% of the fiscal 1997 award having been earned and paid out in 1997 and 1998) and earned 25% of their cash award potential under the fiscal 1998 and fiscal 1999 Long-Term Stock Incentive. Award payouts were made as of the close of fiscal 1999.

         Long-Term Performance Incentive - The Long-Term Performance Incentive is earned by executive officers based upon the Corporation achieving specific return on asset (ROA) targets each year within a three-year performance period. If the target is missed in any of the three years, a portion of the award is forfeited. Amounts earned under the plan are not paid until the end of the three-year performance period. The ROA target for the first year of the 1999 Long-Term Performance Incentive was achieved, and the earned award will be paid following the close of the 2001 fiscal year. The ROA target for the second year of the 1998 Long-Term Performance Incentive was achieved for 1999, and the earned award will be paid following the close of the 2000 fiscal year. The ROA target for the third year of the 1997 Long-Term Performance Incentive was achieved for 1999. Executives earned, in total, 100% of the 1997 Long-Term Performance Incentive award, and the payouts were made as of the close of fiscal 1999.

CHIEF EXECUTIVE OFFICER PAY

         At the beginning of the fiscal year the Committee set Mr. Conway's total compensation for 1999. Compensation survey data of Chief Executive Officers of companies of similar revenue size and in similar markets as the Corporation were used as a guide for determining Mr. Conway's 1999 total compensation.

         Mr. Conway's 1999 total compensation is comprised of a base salary, the annual cash bonus, the Long-Term Stock Incentive, and the Long-Term Performance Incentive. Mr. Conway's base salary was increased in 1999 by 15%. Mr. Conway's annual cash bonus was based solely upon achieving corporate earnings targets. Since the corporate earnings target was exceeded, Mr. Conway earned 175% of his 1999 bonus potential. Mr. Conway's 1999 Long-Term

Stock Incentive was comprised of a combination of a stock option award, which was granted to Mr. Conway at the end of fiscal year 1998, and a cash award based upon Total Shareholder Return (TSR). The stock option award, which vests over a three-year period, was granted at an option price equal to 110% of the fair market value of the Corporation's Common Stock as of the date of the award. Since the Long-Term Stock Incentive is a component of the total compensation established for Mr. Conway by the Committee, a recognized stock option pricing model was used to determine the number of shares that corresponded to a specific amount of compensation. Therefore, the number of option shares awarded was not based on the number of shares currently held by Mr. Conway. In 1999, Mr. Conway earned the remaining 50% of his award potential under the fiscal 1997 Long-Term Stock Incentive (the other 50% of the fiscal 1997 award having been earned and paid out in 1997 and 1998) because Courier Corporation's three-year cumulative total shareholder return exceeded the three-year cumulative total shareholder return of its peer group in fiscal 1999. Mr. Conway earned 25% of the fiscal 1998 and fiscal 1999 Long-Term Stock Incentive cash awards because Courier Corporation's one-year total shareholder return exceeded the one-year total shareholder return of its peer group in fiscal 1999. The payouts were made as of the close of fiscal 1999. Mr. Conway earned a portion of the fiscal 1997, 1998, and 1999 Long-Term Performance Incentive, as described above, by achieving specific return on assets targets. The award earned under the fiscal 1997 Long-Term Performance Incentive, which represented 100% of the total award that could be earned, was paid as of the close of fiscal 1999.

TAX LAW CHANGES

         In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In this regard, the Committee must determine whether any actions with respect to this new limit should be taken by the Corporation. At this time, it is not anticipated that any executive officer of the Corporation will receive any such compensation in excess of this new limit during 1999. At the recommendation of the Committee, the Board of Directors voted on November 27, 1995 to amend the 1993 Stock Incentive Plan to comply with
Section 162(m) of the Internal Revenue Code. The Committee will continue to monitor this situation and will take additional actions if it is warranted in the future.

CLOSING

         The Committee believes that the executive compensation program implemented for 1999 successfully tied executive compensation to the achievement of significant corporate earnings, attainment of strategic goals, and increased shareholder value.

                    Kathleen Foley Curley              Arnold S. Lerner
                    Richard K. Donahue                 Charles E. Otto
                    Edward J. Hoff                     W. Nicholas Thorndike

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

         The following table (the "Summary Compensation Table") sets forth information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers serving at the end of the fiscal year ended September 25, 1999 (collectively, the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                            Annual Compensation                Compensation Awards
                                    ----------------------------------   -------------------------------
                                                            Other        Restricted
                                                            Annual        Stock                    LTIP       All Other
Name and                                                  Compensation   Awards      Options/     Payouts  Compensation
Principal Position         Year     Salary($)   Bonus($)       ($)        ($)        SARs (#)       ($)        ($)(1)
------------------         ----     ---------   -------   ------------   ----------  --------     -------  ------------

J. F. Conway III           1999      310,000    210,000         0          0              0       134,298     25,937
Chairman, President        1998      259,615    137,500   113,222          0          6,000       146,770     47,414
and Chief Executive        1997      249,231    131,250    17,250          0          6,000        68,000     15,297
Officer

G. Q. Nichols              1999      265,000    277,675         0          0              0        40,000     44,277
Corporate Senior Vice      1998      240,000    179,700         0          0              0        41,000     93,787
President and President    1997      230,000    164,725     4,312          0              0        20,000     15,801
of National Publishing
Company

R. P. Story, Jr.           1999      238,077    105,000         0          0              0       102,283     18,770
Senior Vice President      1998      209,616     85,500         0          0          5,000        79,216     27,910
and Chief Financial        1997      199,615    114,000     4,312          0          4,500        32,888      9,930
Officer

T. G. Osenton              1999      222,885     50,575         0          0              0        75,678     13,555
Senior Vice President      1998      204,808     31,875         0          0          4,000        63,544     27,577
and Chief Marketing        1997      200,000     37,500         0          0          3,750        32,250     10,221
Officer

P. M. Folger               1999      129,616     61,250         0          0              0        21,162      9,316
Vice President             1998      119,808     37,500         0          0          1,500        15,126      8,552
and Controller             1997      114,808     31,250     2,156          0          1,500         5,953      8,170



(1) Includes payments made during fiscal 1999 under the Corporation's 1989 Incentive Program for Purchase of Courier Stock by executive officers as follows: Mr. Osenton, $179. Also includes profit sharing contributions by the Corporation to individual accounts in the Profit Sharing and Savings Plan ("PSSP") in fiscal year 1999 as follows: Mr. Conway, $6,400; Mr. Nichols, $13,600; Mr. Story, $6,400; Mr. Osenton, $5,600; and Mr. Folger, $6,400. Also
includes matching contributions by the Corporation to individual 401(k) accounts in the PSSP in fiscal year 1999 as follows: Mr. Conway, $2,400; Mr. Nichols, $2,634; Mr. Story, $2,583; Mr. Osenton, $2,441; and Mr. Folger, $2,455. Also
includes the value of stock allocations to the individual accounts in the ESOP in fiscal 1999 as follows: Mr. Conway, $1,019; Mr. Nichols,

$1,091; Mr. Story, $728; Mr. Osenton, $121; and Mr. Folger, $461. Also includes amounts credited under the Courier Corporation Deferred Compensation Program in fiscal 1999 as follows: Mr. Conway, $16,118; Mr. Nichols, $26,952; Mr. Story, $9,059; and Mr. Osenton, $5,214.

                        OPTION GRANTS IN LAST FISCAL YEAR

         Option awards for fiscal 1999 were granted at the end of fiscal 1998 on September 24, 1998 and reported in the option grants table in last year's proxy statement. There were no options granted to any of the Named Executive Officers during the fiscal year ended September 25, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table shows each stock option exercised during the fiscal year ended September 25, 1999 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis.

                                                                Number of                   Value of Unexercised
                                                           Unexercised Options              In-the-Money Options
                                                          at Fiscal Year End (#)         at Fiscal Year End ($) (1)
                                                      -----------------------------     ----------------------------
                   Shares Acquired       Value
    Name           On Exercise (#)  Realized ($)(1)   Exercisable     Unexercisable     Exercisable    Unexercisable
    ----           ---------------  ---------------   -----------     -------------     -----------    -------------


J. F. Conway III        29,550          253,462          28,000           8,000           360,830          50,620

G. Q. Nichols             0                0               0                0                0               0

R. P. Story, Jr.        18,750          214,313          28,142           6,333           356,349          48,911

T. G. Osenton           1,000           15,580           39,882           6,167           524,048          55,134

P. M. Folger            1,500           23,745           8,140            2,000           103,410          15,915



(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year end, as the case may be.

             LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 1999

         The following table describes long-term incentives awarded for the fiscal year 1999 to 2003 performance period under the Corporation's Long-Term Incentive Plan to the Named Executive Officers. Awards are payable in cash only.

                       Performance
                         Or Other             ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
                       Period Until           ----------------------------------------------------------
                       Maturation or          THRESHOLD                 TARGET                  MAXIMUM
        Name              Payout                 ($)                      ($)                     ($)
        ----           -------------             ---                      ---                     ---


J. F. Conway III         1999-2001             23,000                   92,000                   92,000
                         1999-2003             11,895                   47,581                   47,581

G. Q. Nichols            1999-2001              4,500                   18,000                   18,000
                         1999-2003              5,500                   22,000                   22,000

R. P. Story, Jr.         1999-2001             18,750                   75,000                   75,000
                         1999-2003             10,155                   40,620                   40,620

T. G. Osenton            1999-2001              8,750                   35,000                   35,000
                         1999-2003              5,374                   21,496                   21,496

P. M. Folger             1999-2001              4,250                   17,000                   17,000
                         1999-2003                422                    1,686                    1,686



         Two long-term incentive plans are provided, one with a three-year performance period and based upon achievement of specific return on asset targets, and one with up to a five-year performance period and based upon achievement of specific total shareholder return compared to the Company's peer group. In 1999 the threshold amount, which represents 25% of the target amount, has been earned under both plans because 1999 targets were achieved. For the plan based upon return on assets, 75% of the target amount may be earned over the next two years. For the plan based upon total shareholder return, 75% of the target amount may be earned over the next four years. The threshold amount is 25% of the target amount although it can be as low as 0% for both plans.

SENIOR EXECUTIVE SEVERANCE PROGRAM

         Messrs. Conway, Nichols, Story, Osenton and Folger are parties to agreements pursuant to the Corporation's Senior Executive Severance Program (the "Severance Program") entered into by Messrs. Conway, Nichols and Story in October 1988, by Mr. Osenton in November 1995 and by Mr. Folger in January 1999. In accordance with the Severance Program, if a "change in control" of the Corporation, as defined in the Severance Program, occurs while one of these individuals is an employee of the Corporation, and his employment is subsequently terminated for reasons other than death, disability, retirement or termination for cause, he shall be entitled to a severance payment and continuation of participation for up to 36 months in certain medical, group life and similar benefit plans of the Corporation. In addition, in the event of a change in control each such individual shall receive a severance payment and benefits if he terminates his employment for "good reason", defined in the Severance Program to include changes in his duties or titles inconsistent with his duties or titles prior to the change in control, reduction within a twelve-month period in his base salary or failure to increase his base salary by at least the average percentage increase for all officers of the Corporation, or reductions or termination of incentive or benefit plans or programs in which he participated prior to the change in control. The severance payment, which is due in a lump sum, is an amount equal to a multiple of 1 to 2.5 times the individual's average annual salary and bonus paid during the five calendar years preceding the change in control. The multiple is based upon years of service with the Corporation; provided that a minimum multiple of 2.0 is prescribed for the Chairman of the Board of Directors, the Chief Executive Officer, the President and the Chief Operating Officer prior to the change in control. The multiple presently applicable to Mr. Nichols is 2.5, to Messrs. Conway, Story and Folger is 2; and to Mr. Osenton is 1.5.

OTHER RETIREMENT BENEFITS

         The Corporation and its subsidiaries Courier-Citizen Company, Courier Westford, Inc. and National Publishing Company previously maintained defined benefit pension plans to provide retirement benefits for officers and all other non-union employees. All of these defined benefit plans terminated on December 31, 1988. Benefits under the terminated plans have been provided by the purchase of individual annuity contracts from insurance companies. The annual benefit payable at age 65 under the annuity contract to Mr. Conway is $6,565; to Mr. Nichols is $10,527; to Mr. Story is $1,595; and to Mr. Folger is $7,243.

         In June 1992, the Board of Directors approved, and on November 7, 1996 amended, a Supplemental Retirement Benefit Agreement with Mr. Nichols, providing for a supplemental annual benefit payable after his retirement (his "Benefit"). Mr. Nichols' Benefit will be paid as a single life annuity in monthly installments from the date of Mr. Nichols' retirement until his death. If Mr. Nichols retires at his current age of 70, the annual amount of the Benefit will be $60,000. Mr. Nichols may elect to have the Benefit paid in a different form of annuity having an equivalent actuarial value. In the event that Mr. Nichols dies before he retires and is survived by his spouse, a monthly benefit will be paid to his spouse for her life in an amount equal to the Benefit she would have received upon Mr. Nichols' death had he retired on the day preceding his death. If Mr. Nichols has not selected an alternative form of annuity before his death, the spousal benefit will be determined as if he had selected a joint and 100% survivor annuity. In the event of a "change in control" of the Corporation (as defined in the Supplemental Retirement Benefit Agreement) during Mr. Nichols' employment or the payment period of the Benefit, the "commuted value" of the Benefit will be paid to Mr. Nichols within 60 days after the change in control. The commuted value of the Benefit is the present value of the Benefit remaining to be paid at the time of the change in control, assuming that Mr. Nichols will survive for a period equal to his life expectancy, and applying a rate of interest equal to the Internal Revenue Service applicable federal rate for that period.

EMPLOYMENT AGREEMENTS

         The Corporation has an employment agreement with Mr. Nichols effective as of March 3, 1993 pursuant to which Mr. Nichols, who is now the President of National Publishing Company, may become the chairman of such subsidiary. Mr. Nichols' employment agreement provides for a base annual salary of $120,000 and a bonus of $30,000 per year effective upon Mr. Nichols' assuming the position as chairman and sets out the responsibilities of Mr. Nichols as chairman. Mr. Nichols' employment agreement provides that his current benefits will continue. The Corporation may not terminate Mr. Nichols' employment other than for cause.

                        FIVE YEAR STOCK PERFORMANCE GRAPH

         The graph below compares the Corporation's cumulative total stockholder return on its Common Stock with the cumulative total return on the Standard & Poor's 500 stock index (the "S&P 500 Index") and a peer group of companies selected by the Corporation for purposes of the comparison and described more fully below (the "Peer Group"). This graph assumes the investment of $100 on October 1, 1993 in each of Courier Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
               COURIER CORPORATION, S&P 500 INDEX, AND PEER GROUP


                    Courier    Peer Group   S & P 500
                 Corporation
Sep-94               100           100         100
Sep-95               120           132         130
Sep-96                89           141         156
Sep-97               132           178         219
Sep-98               194           134         239
Sep-99               236           143         306


         The Peer Group is made up of the following printing companies: American Business Products, Inc.; Banta Corporation; Bowne & Co.; Cadmus Communications Corporation; Ennis Business Forms, Inc.; John H. Harland Company; Merrill Corporation; New England Business Services, Inc.; The Standard Register Company; American Banknote Corporation (formerly, United States Banknote Corporation); and Wallace Computer Services, Inc. Devon Group, Inc., Duplex Products, Inc., Graphic Industries, Inc. and Waverly, Inc. which all had been included previously in the Peer Group, were acquired by other companies and are now excluded from the above Peer Group.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and Directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 25, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Donahue, Hoff, Lerner, Otto and Thorndike and Ms. Curley. Mr. Conway is a Director of Enterprise Bank and Trust Company ("Enterprise") in Lowell, MA and a member of the Enterprise compensation committee. Mr. Lerner is a Director and executive officer of Enterprise and a member of its compensation committee.

                ITEM 2: RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors has redesignated the firm of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending September 30, 2000. The firm became accountants for the Corporation in 1996.

         Although the Corporation is not required to submit the ratification and approval of the selection of its accountants to a vote of stockholders, the Board of Directors believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of Deloitte & Touche LLP, the Directors will consider the vote and the reasons therefore in future decisions on the selection of accountants.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE CORPORATION BE RATIFIED AND APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         The Corporation expects to hold its 2001 Annual Meeting on January 18, 2001. Eligible stockholders may present proposals for inclusion in the Corporation's 2001 Annual Meeting Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Corporation no later than September 10, 2000. Any proposal intended to be presented at the 2001 Annual Meeting should be sent to the Corporation at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention: Robert P. Story, Jr., Senior Vice President and Chief Financial Officer.

         A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must deliver the proposal to the address listed above. The Company must receive the proposal on or before September 10, 2000. The proposal must also comply with the other requirements contained in the Company's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

VOTING OF PROXIES

         The persons named in the enclosed Proxy will vote as directed in the Proxy and, in the absence of such direction, will vote in favor of the actions specified in Items 1 and 2 of the Proxy. The shares will be voted on such other matters as may properly come before the meeting in accordance with the best judgement of the Proxy holder.

         The Board of Directors of the Corporation is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgement if any other matters shall properly come before the meeting, including voting for election of a Director in place of any person named above who may not be available for election.

                                   By order of the Board of Directors,

                                   F. BEIRNE LOVELY, JR., Clerk

15 Wellman Avenue
North Chelmsford, Massachusetts 01863
December 10, 1999

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------------------------
            COURIER CORPORATION
-----------------------------------------------

The undersigned hereby ratifies and confirms                                         1. Election of Directors: (01) James F. Conway
all that said attorneys and Proxies and each                                            III, (02) W. Nicholas Thorndike, (03)
of them or their substitute or substitutes may                                          Kathleen Foley Curley (as Class B Directors)
lawfully do or cause to be done by virtue
hereof, revoking any proxy heretofore given with                                        For All       With-       For All
respect to such shares.                                                                 Nominees      hold         Except
                                                                                           / /         / /          / /
Mark box at right if an address change or comment
has been noted on the reverse side of this card.     / /                                If you do not wish your shares voted "For" a
                                                                                        particular nominee, mark the "For All
                                                                                        Except" box and strike a line through the
                                                                                        name(s) of the nominee(s). Your shares
                                                                                        will be voted for the remaining nominee(s).
CONTROL NUMBER:
RECORD DATE SHARES:
                                                                                     2. Proposal to approve the appointment of
                                                                                        Deloitte & Touche LLP as the Independent
                                                                                        Public Accountants of the Corporation.

                                                                                        For    Against    Abstain
                                                                                        / /       / /        / /

                                                                                     3. To transact such other business as may
                                                                                        properly come before the meeting and/or
                                                                                        any adjournment or adjournments thereof.

Please be sure to sign and date this Proxy.             Date
--------------------------------------------------------------------------------
                                                                                     IF NO INSTRUCTION IS GIVEN, THE SHARES WILL
                                                                                     BE VOTED FOR PROPOSALS (1) AND (2) AND IN
                                                                                     ACCORDANCE WITH THE BEST JUDGMENT OF THE
                                                                                     ATTORNEYS AND PROXIES AS TO ANY OTHER MATTER
-----Stockholder sign here------------------------------Co-owner sign here------     THAT MAY COME BEFORE THE MEETING.

DETACH CARD                                                                                                              DETACH CARD


          Dear Stockholder,

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders to be held on January 20, 2000 at Boston University Corporate Education Center, 72 Tyng Road, Tyngsboro, Massachusetts 01879. Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          COURIER CORPORATION

                              COURIER CORPORATION

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JANUARY 20, 2000 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Courier Corporation (the "Corporation") hereby constitutes and appoints Robert P. Story, Jr., Richard K. Donahue and Edward J. Hoff, and each of them singly, with full power of substitution, the attorneys and Proxies of the undersigned, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of the Corporation to be held on January 20, 2000, commencing at 11:00 a.m., and/or at any adjournment or adjournments thereof (the Proxy Statement in connection therewith and due notice of the time, place and purposes of such a meeting have been received by the undersigned) and at such meeting and/or any adjournment or adjournments thereof to vote and act with respect to all shares of Common Stock of the Corporation standing in the name of the undersigned or in respect of which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present at said meeting and/or any adjournment or adjournments thereof and especially to vote as follows, a majority of said attorneys and Proxies, or any one if only one be present, to have all the powers of said attorneys or Proxies.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

---------------------------------      ------------------------------------
---------------------------------      ------------------------------------
---------------------------------      ------------------------------------